Exhibit 99.1

BUILD A BETTER GAME

Golf Galaxy, Inc., based in Eden Prairie, Minn., is a leading golf specialty retailer and operated 61 golf superstores as of June 1, 2006. The company’s “Everything for the Game.®” merchandising strategy offers a comprehensive selection of competitively priced brand name golf equipment, accessories, apparel, golf services, and golf instruction by on-staff certified PGA professionals in a unique interactive store environment. The GolfWorks, one of the golf industry’s most complete sources for golf club components, clubmaking tools and supplies, and technical information, is a wholly owned subsidiary of Golf Galaxy that sells direct to consumers via catalogs and the Internet, as well as being featured in Golf Galaxy retail locations.

Dear Golf Galaxy Shareholder:

Welcome to our first annual report as a public company. I hope you have had the  opportunity to shop at our retail stores – or visit us online. Golf Galaxy’s “Everything for the Game.®” strategy is to provide avid and casual golfers a category-dominant selection of leading national brand products, expert sales assistance and professional services. We offer customers an exciting, interactive store environment, as well as knowledgeable advice and expertise from our non-commissioned players assistants and PGA professionals. We believe this strategy builds a trust relationship that is critical to creating long-term customer loyalty and encouraging word-of-mouth referrals. We further build loyalty through our exclusive Advantage Club customer loyalty program,with in-store events and special offers for members.

We are pleased with our financial performance for the fiscal year ended February 25, 2006. We delivered a healthy 7.3 percent comparable store sales increase, grew our operating income significatly, opened 16 new stores and initiated a key acquisition. And, we delivered these results during the same year we took the company public. All of Golf Galaxy’s employees worked hard to deliver this solid performance for our shareholders.

We expanded our capabilities and expertise in March 2006 with the acquisition of The GolfWorks,  one of the golf industry’s most complete sources for golf club components, clubmaking tools and supplies, and technical information. We believe the components category will have a positive impact on our retail store productivity – adding incremental revenue to each store, improving store profitability and expanding our customer base – without adding square footage to our current prototype store. And we also expect The GolfWorks store-in-store concept to continue to grow our services revenue – our most profitable category – by branding and highlighting our services offerings and capabilities. By the end of fiscal 2007, we expect The GolfWorks to be featured in all of our retail stores.

Continued...

BUILD A BETTER GAME

Continued...

We expect to open 14 to 16 stores in fiscal 2007. We opened 11 stores in the first quarter,including our first stores in Pittsburgh, Syracuse, Oklahoma City, Las Vegas and the New York City metro market. We open most of our stores in the spring to take advantage of the upcoming golf season.

We believe Golf Galaxy’s combination of leading national brands, a commitment to superior customer service and interactive store features – together with our guaranteed low prices – provides a distinctive superstore concept. These factors, along with the dedication and expertise of our employees, will enable us to achieve our objective of becoming the nation’s leading golf specialty retailer.

We look forward to keeping you updated on our progress.

Randy Zanatta
President, Chief Executive Officer and Chairman Co-founder of Golf Galaxy June 6, 2006

Golf Galaxy co-founders Randy Zanatta and Greg Maanum

Executive Officers from L to R:

Ronald Hornbaker - senior vice president - sales and operations, Randall Zanatta - president, chief executive officer and chairman; co-founder of Golf Galaxy,  Richard Nordvold - chief financial officer, Michael McCormick - chief marketing officer, Gregory Maanum - chief operating officer and director; co-founder of Golf Galaxy
Not pictured: Ralph Maltby - senior vice president - chief technology officer, research and development; founder of
The GolfWorks, Mark McCormick - senior vice president - CEO of The GolfWorks

GROWING OUR STORE BASE AND CAPABILITIES

•                     In fiscal 2006, we opened 16 new stores and entered eight new markets, including Charlotte, Dallas, Denver, Houston, Kansas City, Raleigh/Durham and Tulsa.

•                     We plan to open 14 to 16 stores in fiscal 2007 on a beginning store base of 50, representing 28 to 32 percent growth in the number of stores in fiscal 2007. We estimate that there are approximately 250 locations in the nation suitable for our prototype store, which ranges from 14,000 to 16,000 selling square feet.

•                     Our efficient direct-to-store distribution model eliminates the need for costly warehouses and inventory, speeds replenishment and allows us to be opportunistic in entering new markets.

•                     In March 2006, we acquired The GolfWorks, which operates a direct-to-consumer business through its catalogs and its e-commerce site, selling both proprietary components and brand name shafts and grips. We intend to grow The GolfWorks brand by adding a store-in-store concept to all of our stores, which we believe will drive our profitable club repair and upgrade business. The acquisition also increases our capabilities in the direct-to-consumer channel. We expect the services category to continue to grow as a result of The GolfWorks presence in the store – and the visibility this provides to our services area.

FOCUSING ON STRATEGIC MERCHANDISING AND MARKETING INITIATIVES

•                     Our complimentary Advantage Club customer loyalty program continues to add members and contribute significantly to our results. We now have more than 930,000 members. Currently, more than 50 percent of our sales come from Advantage Club members, who visit our stores more frequently, buy more items per transaction and have higher average spending levels than non-members.

•                     Our in-store PGA professionals are a key part of our strategy. Our PGA services include golf lessons featuring digital video swing analysis, and club and ball fitting using high-speed ball launch monitors, which help differentiate us from our competitors.

•                     Our customers know that “We Take Trades!” Pre-owned clubs make up a growing percentage of our overall club sales, and generally are higher margin than new clubs.

•                     We continue to focus on gaining share with women golfers. In fiscal 2006, the number of women in our Advantage Club grew significantly. In April 2006, we hosted approximately 8,500 women at our third annual women’s night at our stores, with giveaways, swing analysis and club fittings.

BUILD A BETTER GAME

HELPING GOLFERS “BUILD A BETTER GAME”

•                     We offer a broad and deep assortment of clubs, equipment, club components and tools, apparel, footwear and accessories to meet the needs of golfers at all skill levels. We carry the leading national brands in golf and are frequently among the first stores to offer new product introductions because of our strong vendor relationships.

•                     Golf Galaxy stores feature full-time professionals who offer customers a specialized level of expertise and service. Our in-store pro shop services use state-of-the-art technology and facilities. These services include golf lessons featuring digital video swing analysis, as well as club and ball fittings using high-speed ball launch monitors.

•                     We design our stores to create an exciting and interactive shopping experience. Our superstore format features a racetrack layout highlighting  broad product offerings along with many interactive features, such as an artificial bent grass putting green and golf simulators. Our store design and displays encourage customers to test products before they buy.

•                     The addition of The GolfWorks store-in-store concept highlights our offering of club components, clubmaking tools and supplies, and technical information, and helps brand our in-store, full-service club repair and upgrade services.

EXECUTIVE OFFICERS

Randall K. Zanatta

                                                President, chief executive officer
and chairman; co-founder of Golf Galaxy, Inc.

Gregory B. Maanum

                                                Chief operating officer;
co-founder of Golf Galaxy, Inc.

Richard C. Nordvold

                Chief financial officer

Michael W. McCormick

                Chief marketing officer

Ronald G. Hornbaker

                                                Senior vice president-
sales and operations

Ralph D. Maltby

                                                Senior vice president-
chief technology officer,
research and development;
founder of The GolfWorks

Mark R. McCormick

                                                Senior vice president-
CEO of The GolfWorks

DIRECTORS

David E. Bloom

                                                Former president and
chief executive officer,
Le Gourmet Chef

Jack W. Eugster

                                                Retired chairman of the board,
president and chief executive officer,
Musicland Stores Corporation

David S. Gellman

                Managing director, FdG Associates

Thomas C. Healy

                                                Executive vice president-Best Buy
for Business, Best Buy Co., Inc.

Gregory B. Maanum

                                                Chief operating officer;
co-founder of Golf Galaxy, Inc.

William C. Mulligan

                Managing director,
                Primus Venture Partners, Inc.

Gregg S. Newmark

                Managing director,

                William Blair Capital Partners

Randall K. Zanatta

                                                President, chief executive officer and
chairman; co-founder of Golf Galaxy, Inc.

SHAREHOLDER INFORMATION

Annual Meeting

The Golf Galaxy Annual Meeting of Shareholders is scheduled for August 9, 2006, at 9 am, Central Daylight Time, at the offices of: Robins, Kaplan, Miller & Ciresi L.L.P.

2800 LaSalle Plaza
800 LaSalle Avenue
Minneapolis, MN 55402

Stock Exchange Listing

Trading symbol: GGXY

Stock exchange: NASDAQ National Market

Investor Information

Requests for information about Golf Galaxy, Inc., as well as copies of our reports filed with or furnished to the Securities and Exchange Commission (SEC) may be obtained without charge by calling 952-252-1339, via email at investor@golfgalaxy.com, or by written request to:
Investor Relations
Golf Galaxy, Inc.
7275 Flying Cloud Drive
Eden Prairie, MN 55344

Shareholders may access Golf Galaxy’s SEC filings and quarterly financial results by visiting our Internet site, www.golfgalaxy.com, and selecting “Investors”. An internet-based email notification system is available under “E-mail Alerts” to alert subscribers to new financial releases, upcoming events and other significant postings.

Transfer Agent and Registrar

Wells Fargo Shareowner Services
161 North Concord Exchange
South St. Paul, Minnesota 55075
Toll free: 1-800-468-9716
Tel: 651-450-4064
Fax: 651-450-4033
www.wellsfargo.com/shareownerservices

Independent Registered Public Accounting Firm

Ernst & Young LLP

General Counsel

Robins, Kaplan, Miller & Ciresi L.L.P.